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                                EXHIBIT 23



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99229) of Twin Disc, Incorporated of our report dated June 16, 2003 relating to the financial statements of Twin
Disc, Incorporated - The Accelerator 401(k) Savings Plan, which appear in this Form 11-K.




/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
June 25, 2003